Exhibit 99.1
Contacts:
Brad Allen
651.704.5818
bdallen@imation.com
Mary Rawlings-Taylor
651.704.6796
mjrawlings-taylor@imation.com
Imation Corp Announces Close on Acquisition of Memorex
OAKDALE, Minn., (May 1, 2006) Imation Corp (NYSE: IMN) today announced that it has completed the previously announced acquisition of Memorex in an all cash transaction, from Hanny Holdings of Hong Kong and other shareholders of Memorex. Actual purchase price was $329 million, after net asset adjustments were made to the original purchase price of $330 million. Additional cash consideration ranging between $5 million and $45 million will be paid out over a period of up to three years after close, contingent on financial performance of the purchased business. In addition, customary closing costs and advisory fees of approximately $5 million have been incurred.
     “This acquisition is a major strategic milestone for Imation, as we implement our profitable growth strategy,” said Bruce Henderson, Imation Chairman and CEO. “We are adding a powerful consumer brand and the U.S. market share leader in recordable CDs and DVDs, as well as an experienced retail team. With Imation’s deep technology expertise, strong business-to-business brand, global footprint, broad product portfolio and industry experience, we are creating a new global powerhouse in the data storage industry. Over the past three months, we have completed detailed integration planning and look forward to a rapid transition to the combined company.”
     Memorex will become a division of Imation Corp and the consumer products businesses in the Americas for both the Memorex and Imation brands will be headquartered in Cerritos, CA. Ron Zinke, a vice president of Imation, and an experienced Imation executive, will assume the leadership role as vice president, America’s retail consumer division, reporting to Frank Russomanno, EVP and COO of Imation. In Europe and Asia Pacific regions, Memorex products will be added to the existing Imation portfolio and those regional organizations will then take both brands to market.

     “The newly combined consumer products team takes advantage of the strengths of both organizations and has the right skills to ensure the success of this acquisition,” Henderson said. “Ron Zinke brings industry knowledge and extensive global business management, sales and marketing experience to this role. He has built and led sales and marketing teams globally and is a respected business leader within Imation. He most recently led sales and marketing for both commercial and consumer products for Imation’s America’s region, which is our largest and most profitable region.”
     Michael (Mike) Golacinski, President and CEO of Memorex International, Inc., has announced his decision to pursue interests outside of Imation and will provide consulting support during a transition period to aid in the integration of the two organizations.
     “We want to thank Mike for his help in making a smooth transition and wish him well as he moves on to his next challenge. His leadership role in growing Memorex over the past decade is what has created the opportunity for this powerful combination,” Henderson concluded.
     “I could not be more proud of the accomplishments of the Memorex team I have had the honor of leading the past nine years,” said Mike Golacinski. “Together, we revitalized one of the best known and highly regarded brands in America. In bringing the acquisition to a close, I am confident that Imation is the right home for the Memorex company, brand, and team. While I am looking forward to my new challenges, I want to thank my friends and colleagues at Memorex around the world and will continue to watch your success as part of Imation.”
     In Memorex’s fiscal 2005, ended March 31, the company reported revenue of $430 million and operating income of $30 million. In the subsequent two quarters, ending September 30, 2005, Memorex’s revenue totaled $205 million and operating income totaled $14 million. After completion of integration, Imation expects Memorex to be significantly accretive adding approximately $32 million to $36 million in annualized operating income and approximately $0.40 to $0.47 earnings per share. This estimate includes synergy benefits, purchase price amortization expenses and the assumed loss of interest income due to cash used in the acquisition. Imation anticipates significant synergy benefits, from operating efficiencies including expense reductions, purchasing, and supply chain benefits. The full integration of Memorex into Imation which will result in these benefits is anticipated to be completed by the end of 2006.
About Imation Corp
     Imation is the world’s leading provider of removable data storage media products designed to help customers capture, create, protect, preserve and retrieve valuable digital assets. Our business-to-business customers range from managers of large data centers to distributed network administrators to small business owners who rely on Imation tape cartridges for data processing, security, and business continuity, backup and archiving applications. For their personal storage needs, our customers rely on Imation’s recordable optical discs, USB-enabled flash and removable hard drives to store, edit and manage business data, photos, video, images and music on professional and home desktops. With a legacy in data storage reaching back more than 50 years, Imation has the track record, technology capability, partnerships, and vision to lead the industry into the future. Additional information about Imation is available on the company’s website at http://www.imation.com , or by calling 1-888-466-3456.

About Memorex
     Founded in 1961 as a manufacturer of recordable magnetic tape for data storage, Memorex launched the audiocassette in 1971 and created one of the most memorable brand images in advertising history with jazz singer Ella Fitzgerald’s voice breaking a glass and the tag line “Is it live or is it Memorex?” The success of that campaign put Memorex solidly in the American consumer brand memory where it still is among the most recognized and respected brands today. The current portfolio includes recordable CDs and DVDs, which constitute more than two thirds of the Company’s 2005 revenue; branded accessories at about 15 percent; USB flash drives at about 10 percent; with magnetic and optical drives at about five percent. The Company has been the North American market share leader in retail sales for the past six years in the CD category and four years in the DVD category.
Risk and Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors is the Company’s ability to integrate the operations of Memorex in a timely manner, and achieve anticipated benefits and cost synergies; continuing uncertainty in global economic conditions that make it particularly difficult to predict product demand; the Company’s ability to meet its cost reduction and revenue growth targets; its ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties; its ability to achieve the expected benefits in a timely manner from the Moser Baer and other strategic relationships, including the Global Data Media joint venture; the competitive pricing environment; foreign currency fluctuations; the outcome of litigation; its ability to secure adequate supply of certain high demand products; the ready availability and price of energy; availability of key raw materials or critical components; the market acceptance of newly introduced product and service offerings; the rate of decline for certain existing products as well as various factors set forth, from time to time, in the Company’s filings with the Securities and Exchange Commission.